SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2004

OSE USA, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-27712	77-0309372
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2223 Old Oakland Road San Jose, California	95131-1402
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 383-0818

(Former name or former address, if changed since last report.)

Item 5 Other Events

On August 19, 2004, the Company announced the resignation of Steve Lerner as President, effective August 18. Mr. Lerner, the founder and president of GigaSys Corporation, Carlisle, Massachusetts, and a recognized authority in microelectronics packaging and test foundry services, commenced his association with the Company in April 2004 and resigned in order to pursue other interests. Until his replacement is selected and confirmed, Edmond Tseng, Chairman of the Board, will act as President of the Company.

A copy of the Company’s press release is attached as Exhibit 99.1 and is incorporated here by reference.

Item 7. Financial Statements and Exhibits

(c) Exhibits.

99.1	Press Release

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OSE USA, Inc.
(Registrant)

Date: August 19, 2004	By:	/s/ Edmond Tseng
Edmond Tseng
Chairman of the Board

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